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                                                                     Exhibit 11

                         SHELDAHL, INC. AND SUBSIDIARY
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                           FOR THE FISCAL YEARS ENDED
                                     --------------------------------------
                                     AUGUST 27,  SEPTEMBER 2,  SEPTEMBER 1,
                                        1993         1994          1995
                                     ----------  ------------  ------------
Primary Earnings Per Share

Weighted average number of issued
shares outstanding                      4,787        5,155         6,692

Effect of exercise of stock options
under the treasury stock method           163          263           233
                                       ------       ------        ------

Weighted average shares outstanding
used to compute primary earnings
per share                               4,950        5,418         6,925
                                       ======       ======        ======

Net income                             $1,437       $2,816        $3,134
                                       ======       ======        ======

Net income per share                    $0.29        $0.52         $0.45
                                        =====        =====         =====

Fully Diluted Earnings Per Share

Weighted average number of issued
shares outstanding                      4,787        5,155         6,692

Effect of exercise of stock options
under the treasury stock method           197          278           279
                                       ------       ------        ------

Weighted average shares outstanding
used to compute fully diluted earnings
per share                               4,984        5,433         6,971
                                       ======       ======        ======

Net income                             $1,437       $2,816        $3,134
                                       ======       ======        ======

Net income per share                    $0.29        $0.52         $0.45
                                        =====        =====         =====